SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          Form 8-K

                       CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                         ACT OF 1934

  Date of Report (Date of earliest event reported) July 27, 2006



               KENNETH COLE PRODUCTIONS, INC.
    (Exact name of registrant as specified in its charter)

               Commission File Number 1-13082


 New York                                       13-3131650
(State or other jurisdiction of             I.R.S. Employer
incorporation or organization)             Identification Number)

               603 West 50th Street, New York, NY 10019
               (Address of principal executive offices)

Registrant's telephone number, including area code (212) 265-1500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see
General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial
Condition.

     On July 27, 2006, Kenneth Cole Productions, Inc. (the
"Company") issued a press release announcing the Company's results for the second quarter ended June 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

          99.1 Press Release dated July 27, 2006

Limitation on Incorporation by Reference

      In accordance with General Instructions B.2 on Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The filing of this Current Report on form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


                              Kenneth Cole Productions, Inc.
                              Registrant


Dated: July 28, 2006          By:    /s/ DAVID P. EDELMAN
                              Name:  David P. Edelman
                              Title: Chief Financial Officer

Exhibit Index                   Description

Exhibit No.  99.1               Press Release dated July 27, 2006


Company Contact:                Investor Relations Contact:
David Edelman                   James R. Palczynski
Chief Financial Officer         Principal
Kenneth Cole Productions, Inc.  Integrated Corporate Relations, Inc.
(212) 265-1500                  (203) 682-8229



  --Kenneth Cole Productions, Inc. Announces 2Q 2006 Results--
 --Company Generates Record 2Q Revenues of $135.3 Million--
         --Reports 2Q Earnings Per Share of $0.32--

     New York, New York, July 27, 2006 / PR Newswire - Kenneth Cole Productions, Inc. (NYSE: KCP) today reported financial results for the second quarter ended June 30, 2006. The Company's second quarter revenues were a record $135.3 million, an increase of 13.3% from the year-ago quarter. Second quarter earnings per fully-diluted share were $0.32 per share, ahead of Company expectations, although below the year-ago quarter's earnings of $0.38 per share. Current year earnings benefited from a favorable tax audit settlement that increased diluted earnings by approximately $0.03 per share.

     Second quarter wholesale revenues were $83.7 million, up 31.8% versus the prior year's level of $63.5 million. Excluding a shift of approximately $7 million of March orders that shipped in April, wholesale revenues would have increased approximately 20%. Consumer direct revenues for the second quarter decreased 10.1% to $41.2 million versus $45.8 million in the same quarter last year, with a comparable store sales decline of 13.2% versus the year-ago quarter. Licensing revenue for the second quarter increased by 3.3% to $10.4 million versus $10.1 million in the same quarter of the prior year.

     Gross margin for the second quarter was 41.9%, versus the year-ago level of 46.4%, as increases in wholesale gross margin were more than offset by heavier promotional selling in the consumer direct segment.

    SG&A  expense for the second quarter improved to  35.9%
of sales versus 37.0% in the year-ago quarter due to leverage on the sales increase as well as improved budgeting controls and ongoing cost control initiatives.

     The Company's consolidated inventories of $51.0 million on June 30, 2006 were up 6.9% versus the year-ago level of $47.7 million. Wholesale inventories remain current and were up 10.9%, consistent with backlog, while retail inventories were up 2.7% as the Company continues to move through excess inventory. Cash and marketable securities at the end of the quarter were $92 million which was $27 million less than last year. During the quarter, the Company closed on the purchase of its New York corporate office for $24 million and repurchased 300,000 shares of its common stock for approximately $7.0 million. Excluding these items cash would have increased by approximately $4.0 million.

     Chairman and Chief Executive Officer Kenneth Cole said, "We believe we are making real progress in our business and brand positioning and are very comfortable with the path we are taking. Certain elements of our repositioning are taking longer than we initially thought, but I am confident we will be successful. I particularly want to recognize the dedication, hard work and efforts of our team of talented associates during this transition."

     The Company also announced today that its board of directors had approved a shareholder's quarterly dividend of $0.18 per share. The dividend is payable on September 15, 2006 to shareholder's of record as of August 25, 2006.

     Also today, the Company left unchanged its previously issued guidance for the full year of fiscal 2006 for EPS in the range of $1.28 to $1.38 on a GAAP basis. This guidance is dependent in part on expectations for improvement in consumer direct performance particularly in the fourth quarter where the Company has limited visibility.

     For the third quarter, the Company expects net revenues in the range of $140 to $145 million and earnings per share in the range of $0.41 to $0.44. The Company also noted that this guidance for the third quarter includes approximately $0.03 per share of incremental options and restricted stock expense and that the year ago earnings of $0.53 per share included $0.09 per share for a tax benefit relating to the American Jobs Creation Act of 2004, as noted in the table below.


              Q3 2006        Q3 2005    Full yr. 2006    Full yr. 2005
              Guidance        Actual       Guidance	     Actual
GAAP EPS      $0.41 to $0.44   $0.53    $1.28 to $1.38     $1.65
Tax Benefit       --          ($0.09)      ($0.03)        ($0.15)
Options/Stock    $0.03          --          $0.12           --
Non-GAAP EPS* $0.44 to $0.47   $0.44    $1.37 to $1.47     $1.50


* In addition to providing financial results and guidance in accordance with GAAP, the Company has provided non-GAAP adjusted earnings per share information for its third quarter and full year of fiscal 2005, and guidance for the third quarter and full year fiscal 2006. This non-GAAP financial information is provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes the non-GAAP adjusted results provide useful information to both management and investors by excluding expenses/benefits that the Company believes are not indicative of the Company's core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to the Company's actual and expected results is included in the above table.


About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources, and markets a broad range of footwear, handbags, and accessories under the registered trademarks KENNETH COLE NEW YORK, KENNETH COLE REACTION, UNLISTED and TRIBECA as well as footwear under the proprietary trademark GENTLE SOULS and under the licensed trademark BONGO. The company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel, as well as fragrances, timepieces, eyewear, housewares, and several other accessory categories. The company's products are distributed through department stores, better specialty stores, and company-owned retail stores as well as direct to consumer catalogs and e-commerce. Further information can be found at www.kennethcole.com.

Forward Looking Statement Disclosure


The statements contained in this release, which are not historical facts, may be deemed to constitute "forward-looking statements" within the meaning of the Private
Securities Litigation Reform Act of 1995. Actual future results might differ materially from those projected in such statements due to a number of risks and uncertainties, including but not limited to, demand and competition for the company's products, the ability to enter into new product license agreements or to renew or replace existing product licensee agreements, changes in consumer preferences or fashion trends, delays in anticipated store openings, and changes in the Company's relationships with retailers, licensees, vendors and other resources. The forward looking statements contained herein are also subject to other risks and uncertainties that are described in the Company's reports and registration statements filed with the Securities and Exchange Commission.

		         Kenneth Cole Productions, Inc.
                              Unaudited

                   Quarter Ended         Six Months End

                  6/30/06    6/30/05    6/30/06    6/30/05
Net sales        $124,877   $109,281   $237,078   $229,573
Licensing and
other revenue	 10,384     10,054     20,758     19,660
                 --------   --------   --------   --------
Net revenue      $135,261   $119,335   $257,836   $249,233

Gross profit       56,736     55,369    108,033    111,535               Selling, gen'l &
administrative     48,591     44,161     96,238     89,143
                 --------   --------   --------   --------
Operating income    8,145     11,208     11,795     22,392
Interest income     1,274        835      2,526      1,352
                 --------   --------   --------   --------
Income before
taxes               9,419     12,043     14,321     23,744

Income tax expense  2,932      4,335      4,770      8,547
                 --------   --------   --------   --------
Net income       $  6,487   $  7,708   $  9,551   $ 15,197
                 ========   ========   ========   ========

Net income per
share:
Basic            $    .32   $    .39   $    .47   $    .77
                 ========   ========   ========   ========
Net income
per share:
Diluted          $    .32   $    .38   $    .47   $    .75
                 ========   ========   ========   ========

Average shares
outstanding:
Basic           20,133,000 19,845,000  20,121,000  19,790,000

Average shares
outstanding:
Diluted         20,412,000 20,318,000  20,417,000  20,252,000



Balance Sheet Data          6/30/06       12/31/05      6/30/05

Cash & Marketable
Securities			   $ 92,220       $130,147      $118,769
Due from Factor/Accounts
Receivable                   62,899         52,666        50,310
Inventory                    50,965         45,465        47,672
Total Assets                346,767        340,671       315,995
Working Capital             159,173        187,106       179,288
Accounts Payable             39,255         31,129        32,557
Long-term Debt                    0              0             0
Total Shareholders' Equity  244,333        244,660       229,648


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